Consent of Independent Certified Public Accountants

         We have issued our report dated April 27, 2001 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 332 as of February 28, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                  Grant Thornton LLP

Chicago, Illinois
June 25, 2001